Tylan General, Inc.
Consolidated Financial Statements
Years ended October 31, 1994, 1995 and 1996





               Report of Independent Auditors

Board of Directors and Stockholders
Tylan General, Inc.

We have audited the accompanying consolidated balance sheet of Tylan General, Inc. as of October 31, 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Tylan General, Inc. at October 31, 1996, and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

The financial statements of Tylan General, Inc. for the years ending October 31, 1994 and 1995, prior to their restatement for the 1996 pooling of interests as described in Note 1, were audited by other auditors whose report dated December 13, 1995 expressed an unqualified opinion on those statements. We audited the October 31, 1995 consolidated balance sheet of Span Instruments, Inc. and Subsidiary ("Span"), and the consolidated statements of income, stockholders' equity and cash flows of Span for the year ended August 31, 1995. The contribution of Span to the total assets and revenues of the recast pooled 1995 consolidated financial statements represented 33% and 36% of the respective totals. The financial statements of Span for the year ended August 31, 1994 were audited by other auditors whose report dated November 24, 1994 expressed an unqualified opinion on those statements.

We have audited, as to combination only, the accompanying consolidated balance sheet as of October 31, 1995 and the consolidated statements of income, stockholders' equity and cash flows of Tylan General, Inc. for the years ended October 31, 1994 and 1995. As described in Note 1, these financial statements have been combined from the consolidated statements of Tylan General, Inc. for the years ended October 31, 1994 and 1995 and Span for the years ended August 31, 1994 and 1995. In our opinion, the accompanying consolidated financial statements for 1994 and 1995 have been properly combined on the basis described in Note 1.



December 13, 1996